Exhibit 10.25

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 30th day of June, 2006, by and between EPT MAD RIVER, INC., a Missouri corporation (“Landlord”) and MAD RIVER MOUNTAIN, INC., a Missouri corporation (“Tenant”).

RECITALS.

A. Pursuant to that certain Lease Agreement dated as of November 17, 2005 (the “Original Lease”), between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord certain premises located on real property in the Village of Valley Hi, Logan County, Ohio, as more particularly described in the Original Lease.

B. Tenant desires to make certain tenant improvements to the Leased Premises, and Landlord has agreed to provide an allowance for such improvements, on and subject to the terms and conditions hereinafter provided.

C. Landlord and Tenant desire to amend the Original Lease as set forth below.

NOW, THEREFORE, Landlord and Tenant each agrees to amend the Original Lease as follows:

1. Defined Terms. Defined terms not otherwise defined herein shall have the meaning given to such term in the Original Lease.

2. Incorporation of Recitals. The foregoing recitals are hereby incorporated herein by reference.

3. Amendment of Section 2 of the Original Lease.

(a) The following defined terms are hereby added to Section 2 of the Original Lease:

“Improvements Rent” shall mean an amount equal to an annualized return of nine and three quarters percent (9.75%) on all sums actually advanced or paid by Landlord as part of the Tenant Improvement Allowance, on or before the last day of the immediately preceding month.

“Tenant Improvements” shall have the meaning given such term in Section 48 hereof.

“Tenant Improvement Allowance” shall have the meaning given such term in Section 48 hereof.

“Transfer”, for purposes of the Section captioned “Right of First Offer”, shall mean any sale, transfer, conveyance or other disposal of the Leased Premises or any part thereof, but excluding any transfer to an Affiliate of Landlord for financing purposes.

(b) The following defined terms are hereby deleted from the Original Lease and replaced with the same such defined term, with the accompanying definition set forth below:

“Rent” shall mean Annual Fixed Rent, Annual Percentage Rent, Improvements Rent and any other charges, expenses or amount payable by Tenant under the Lease.

4. Amendment of Section 5(a) of the Original Lease. Section 5(a) of the Original Lease shall be deleted in its entirety and replaced with the following:

5. Rent

(a) Fixed, Percentage & Improvements. Tenant shall pay Landlord, without abatement, adjustment or setoff except as otherwise expressly set forth herein, the Annual Fixed Rent in the manner set forth herein and in the Rent and Expense Rider commencing on the Effective Date, and, if applicable, Annual Percentage Rent, in the manner set forth herein and in the Rent and Expense Rider. Tenant shall pay Landlord, without abatement, adjustment or setoff except as otherwise expressly set forth herein, the Improvements Rent as set forth in Section 48.

5. Amendment of Section 36 of the Original Lease. Section 36 of the Original Lease shall be deleted in its entirety and replaced with the following:

36. Right of First Offer.

(a) Grant of Right of First Offer. Subject to the terms and conditions set forth in this Section 36, Landlord hereby grants to Tenant a right of first offer (“First Offer Right”) relating to the Transfer of any of the Leased Premises. If, at any time during the term hereof, Landlord desires to Transfer all or any portion of the Leased Premises (the “Offered Property”) to another third party ski resort operator, or to an entity controlled by another ski resort operator (excluding any real estate investment trusts or any other financing entities even if owned or controlled by another ski resort operator), Landlord shall first deliver to Tenant written notice (the “Notice of Transfer”), which Notice of Transfer shall state Landlord’s desire to Transfer the Offered Property and contain an accurate description of the Offered Property and its proposed operations.

(b) Election to Offer.

(i) If Tenant elects to make an offer to purchase the Offered Property, Tenant shall deliver to Landlord within 60 days following the date the Notice of Transfer was received by Tenant (the “Offer Date”) a written offer (the “Offeree Offer”), which Offeree Offer shall offer to purchase the Offered Property on the terms and conditions, including price, timing and lease terms (if applicable), specified therein. The Offeree Offer shall disclose all material facts relating to the proposed transaction and, at Tenant’s option, may include a form purchase agreement or lease, as applicable. Each Offeree Offer shall be an irrevocable commitment by Tenant to purchase the Offered Property on the terms and conditions set forth therein.

(ii) If Tenant does not elect to make an offer to purchase the Offered Property by the Offer Date or if Tenant makes an offer to purchase the Offered Property by the Offer Date and Landlord elects not to Transfer the Offered Property on the terms offered by Tenant, Landlord (X) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Landlord so elects, and (Y) may, within a period of 6 months from and after the Offer Date, solicit offers relating to the Transfer of such Offered Property. The First Offer Right granted to Tenant under the terms and conditions of this Section 36 shall revive in the event that Landlord fails to Transfer the Offered Property within the 6 months from and after the Offer Date.

(d) Closing. The closing of any Transfer of Offered Property pursuant to this Section 36 shall be determined by the Landlord and Tenant (which, unless otherwise agreed, shall be within 60 days after the acceptance of any offer hereunder).

(e) No Assignment. The First Offer Right granted hereby is personal to Tenant, and, as an inducement to Landlord to enter into this Section 36, it is expressly agreed that Tenant has no right, directly or indirectly, to assign in whole or in part any rights granted by this Section 36, unless such assignment is to an Affiliate of Tenant or to a person or entity which has acquired substantially all of the assets of Tenant. Landlord shall have no obligation or requirement to deal with any party other than Tenant in all matters relating to this Section 36.

6. Amendment of Section 48 of the Original Lease. Section 48 of the Original Lease shall be deleted in its entirety and replaced with the following.

48. Tenant Improvements; Tenant Allowance. This Section 48 is and shall remain subject to Section 13(c)(Minor Alterations) of this Lease.

a. Tenant Improvements. Tenant desires to construct, and Landlord has approved the construction of, certain improvements and the performance of certain work upon the Leased Premises, including the construction of a new tubing park, the installation of certain snowmaking equipment, the clearing of new ski slopes and the installation of new ski lifts thereon, all as described on Exhibit G, attached hereto and incorporated herein by reference (collectively, the “Tenant’s Improvements”), which shall be performed by Tenant at Tenant’s sole cost and expense. Tenant’s Improvements shall at all times comply fully with all applicable federal, state and municipal laws, ordinances, regulations, codes and other governmental requirements now or hereafter in force and Tenant shall, at Tenant’s sole cost and expense, take all actions now or hereafter necessary to ensure such compliance.

b. Construction of Tenant Improvements. Tenant agrees to construct the Tenant Improvements and pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at, on or for use in the Leased Premises in connection with the Tenant’s Improvements. Tenant shall keep the Leased Premises and any interest therein, free and clear of all mechanics’ liens and all other liens. Tenant shall give Landlord immediate, written notice of any lien filed against the Leased Premises, or any interest therein related to or arising from work performed by or for Tenant. If Tenant shall in good faith contest the validity of any such lien, claim or demand in connection with Tenant’s Improvements, then Tenant, at its sole expense, shall defend, indemnify, protect and hold the Leased Premises and Landlord harmless against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Tenant, Landlord, or the Leased Premises. Upon Landlord’s request, Tenant shall furnish to Landlord a corporate surety bond, satisfactory to Landlord, in an amount equal to one and one-half (1 1/2) times the amount of any such contested lien, claim or demand, indemnifying Landlord and Tenant from liability for any such lien, claim or demand and holding the Leased Premises free and harmless from and against the effect of any such lien, claim or demand and causing the release and reconveyance of said lien from the Leased Premises. In addition, Landlord shall have the right to require that Tenant pay Landlord’s attorneys’ fees and disbursements, court costs and other costs in defending any such action if Landlord is named as a party to any such action, the lien encumbers any portion of the Leased Premises or if Landlord elects to defend any such action or lien.

c. Tenant Improvement Allowance. Landlord shall provide a tenant improvement allowance for Tenant’s expenses incurred in the construction of Tenant’s Improvements on the Leased Premises (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be an amount equal to the lesser of (i) the actual costs of Tenant’s Improvements on the Leased Premises, or (ii) $1,500,000.00. Landlord shall disburse the Tenant Improvement Allowance in two disbursements in accordance with the following requirements:

i. The first disbursement of the Tenant Improvement Allowance shall be payable to Tenant upon submission by Tenant to Landlord of an affidavit whereby Tenant certifies the percentage of work which has been completed in connection with the construction of the Tenant Improvements in comparison to the Tenant’s budget for the Tenant Improvements previously submitted to Landlord by Tenant (the “Initial Disbursement Certificate”). The first disbursement of the Tenant Improvement Allowance shall be equal to the same proportion as the percentage of work certified in the Initial Disbursement Certificate bears to the total maximum Tenant Improvement Allowance. For the first disbursement of one the Tenant Improvement

Allowance, Tenant must submit an affidavit of Tenant indicating that all subcontractors, laborers and material suppliers have been paid in full, and providing appropriate full or partial lien waivers from the contractor, subcontractors, laborers and material suppliers represented by such invoices more than thirty (30) days old.

ii. The final disbursement of the remaining Tenant Improvement Allowance (which disbursement shall only be made upon completion of 100% of the Tenant’s Improvements based on the amount funds expended by Tenant as a proportion to the total Tenant Improvement Allowance) shall be made upon Tenant’s submittal of the items listed in Section 48(c)(i) above along with the following:

(1) a certificate of substantial completion signed by the Tenant, in form and content acceptable to Landlord;

(2) unconditional final lien waivers from any and all contractors, subcontractors, materialmen, laborers and suppliers for all work related to Tenant’s completion of the Tenant Improvements,

(3) a certification from the Tenant that all contractors, subcontractors, materialmen, laborers and suppliers have been paid in full, that the work has been completed to plans and specifications, and indemnifying Landlord against any claims from such contractors, subcontractors, materialmen, laborers and suppliers for any work performed at or for the benefit of the Leased Premises.

In no event shall Landlord be obligated to disburse the Tenant Allowance or any part thereof if Tenant is in arrears with regard to any Rent or other charges which might be due or owing, or otherwise in default under this Lease.

No portion of the Tenant Improvement Allowance shall be allowed as a setoff against rent or other charges owing to Landlord by Tenant. Tenant shall have opened for business in the Leased Premises in strict accordance with the terms and provisions of the Lease.

In no event shall Landlord be obligated to make disbursements pursuant to this Section 48 for Tenant Improvements in a total amount that exceeds the Tenant Improvement Allowance, and any additional costs or expenses which arise in connection with the construction or development of the Tenant Improvements shall be solely the responsibility of the Tenant. Additionally, Tenant agrees that the Tenant Improvement Allowance may only be used for real property improvements and shall not be used for Tenant’s furnishings, equipment or personal property, which shall be solely Tenant’s responsibility and expense.

d. Title to Tenant Improvements. Any and all Tenant’s Improvements which may be made in or upon the Leased Premises shall become the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the Term without compensation to Tenant.

e. Improvements Rent. As additional rent, Tenant shall pay Improvements Rent to Landlord monthly during the Term without notice or demand on or before the first day of each calendar month, in advance during such Lease Year.

7. Attachment of Exhibit G. Exhibit A, attached hereto and incorporated herein by reference, is hereby affixed to the Lease and attached thereto as Exhibit G.

8. Counterparts. This Amendment may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

9. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Landlord and Tenant and their respective representatives, successors and assigns.

10. Affirmation of Lease. All other terms and provisions of the Original Lease that are not specifically modified by this Amendment shall remain in full force and effect, unmodified by the terms of this Amendment. All references herein or in the Original Lease to the “Lease” shall mean and refer to the Original Lease as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the day and year first above written.

“Landlord”		“Tenant”

EPT MAD RIVER, INC., a Missouri corporation		MAD RIVER MOUNTAIN, INC., a Missouri corporation

By:	/s/ Gregory K. Silvers	By:	/s/ Stephen J. Mueller

Gregory K. Silvers, Vice-President		Stephen J. Mueller, Vice President

GUARANTOR’S CONSENT

The undersigned Guarantor of the Lease hereby (i) acknowledges and consents to the terms of the foregoing Amendment, (ii) reaffirms the full force and effect of its Guaranty dated November 17, 2005 (the “Guaranty”), as of the day and year first above written, and (iii) agrees that the Guaranty guarantees payment and performance of all Obligations, as defined in the Guaranty, as modified pursuant to this Amendment.

PEAK RESORTS, INC.., a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

Exhibit A

6/30/2006

Construction for 10 lane Tubing Hill

Snowmaking
Water Line (see page 1 attached)
1500ft. 6 inch	@ $8.00 a ft	= $	12,000.00
200ft. 2 inch thread and fittings		= $	1000.00
10- 6ft. (Rodgers) Hydrants	@ 350.00	= $	3,500.00
10 - Pedestals	@ 600.00	= $	6,000.00
8 - Super Polecats (see page 2 attached)	@18500.00	= $	148,000.00
50-Tower pads	@200.00	= $	10,000.00
Hoses		= $	1000.00
Concrete for Tower bases 10 Yard.	@ 80.00	= $	800.00
Hill and Parking Lot Lighting (see page 6, sec. 6)
10-1000 watt sodium light fixtures	@ 369.00 a piece	= $	3690.00
10- Brackets	@ 30.58	= $	305.80
10- Junction boxes	@ 180.40	= $	1,804.00
10-30ft Light poles	@ 110.00 a piece	= $	1,100.00
1500ft of Alcan 1/0 wire for lights		= $	3,570.00
Wiring and Electrical
500 KVA Transformer (see page 6, sec. 5)		= $	12,372.00
1200 amp panel		= $	6,957.00
4500ft Primary Cable and connecters		= $	12,228.74
Misc. Electrical components to wire transformer to service		= $	7,195.74
1000 of Alcan 350 “snow guns”and misc. (See page 7, sec.7)		= $	5,898.40
Alcan cable conn. And misc. (see page 7, sec. 8)		= $	2,451.00
Labor expense Transformer and paneling wire (see page 7, sec 9)		= $	4,280.00
DP&L Relocate electric poles. Bury electric lines (see page 9 attached)		= $	15,203.00
Excavation of Tubing Hill and Parking Lot
Tubing Hill and Parking Lot		= $	12,000.00
Fuel and oil		= $	6000.00
Chainsaws		= $	1000.00
200 Car Parking Lot-160,000 sq ft
Gravel 2200 ton		= $	16,500.00
Culvert		= $	1,000.00
Sewage- 22 gal a minute facility
1500gal Tank, 1 Lift Station, 2 pumps		= $	6 ,000.00
1500ft 3in pvc and coupling		= $	2,000.00
Water System		= $	12,000.00
Building
24x80x12 (see pages 8 attached) with restrooms		= $	62,000.00
Architect Plans and surveying cost		= $	6,000.00
Ticket Office/ Snack (Interior)		= $	12,000.00
Concrete Apron-26 yards		= $	1,800.00
Misc. expenses-tables, signs, chairs, refrigerator, water heater, shelving		= $	12,000.00
Flooring		= $	14,000.00
Heating		= $	4,000.00
Exhaust fans, lighting, egress lighting, 15 amp duplex (see page 6, sec 4)		= $	4,900.00
Plumbing		= $	4,500.00
Handeltow
1- Carpet Lift	@25000.00	= $	85,000.00	*
1-hut	@3000.00	= $	3,000.00
2 - Terminal foundations	@1500.00	= $	3,000.00
Tubes Regular tube holds 1 person	1 @ 93.00 x 500	= $	46,500.00
Fencing - Tube storage		= $	6000,00
Communication Dish and phone lines		= $	1,000.00
MRM Labor HRS 5 men $14.00 hr/40 hr wks for 90 days		= $	33,600.00
X 15% contingency		= $	83,648.35
TOTAL		= $	698,804.05

*            Not included in contingency

6/30/2006

Construction for 2- 2500 ft. Trails

Snowmaking
Water Line (see page 1 attached)
2000ft. 8 inch	@ $12.00 a ft.	= $	24,000.00
1000ft. l0 inch	@$15.00 a ft.	= $	15,000.00
1000ft. 6 inch	@ $8.00 a ft.	= $	8,000.00
675ft. 2 inch thread and fittings		= $	2,500.00
30- 6ft. (Rodgers) Hydrants	@ 250.00	= $	7,500.00
30-Electric Pedestals	@ 700.00	= $	21,000.00
23- Polecats (see page 2 attached)	@16000.00	= $	368,000.00
4 - Super Polecats	@ 18,500.00	= $	74,000.00
2 - 400 Hp Ingersoll motors & 2 — Pacifica pumps w/freight	@62,000.00	= $	124,000.00
Hoses		= $	2,000.00
Concrete for Tower bases 50 Yard.	@ 80.00	= $	4,000.00
Hill Lighting
30 Brackets	@ 30.58 a piece	= $	917.40
30-1000 watt sodium light fixtures	@ 369.00 a piece	= $	11,070.00
30-30ft Light poles	@ 110.00 a piece	= $	3,300.00
30-Light Boxes	@ 180.40 a piece	= $	5,412.00
5500ft of Alcan 1/0 wire for lights		= $	15,054.00	*
Wiring and Electrical
4500ft Primary Cable with connecters		= $	12,352.44
1 - 750 KVA Transformers (see page 5 attached, section 2)		= $	14,195.00
2000 amp panel, stepdown, breakers, 100 amp load center		= $	10,144.00
Materials to wire transformer to service and electric room		= $	11,007.75
5500 of Alcan 350 “snow guns” (page 5, section 3)		= $	36,622.00	*
Connectors		= $	366.22
600 amp service- Old Pump house		= $	3,500.00
Misc. wiring and connectors		= $	1,600.00
Labour expense- Transformer and paneling wire in Pump House and hill		= $	8,000.00
Excavation of Trails		= $	54,000.00
Grass Seed and Straw		= $	2,500.00
Fuel and oil		= $	4,000.00
Excavation to Enlarging Pond		= $	25,000.00
500ft of 3ft Culvert for Drainage ditch		= $	10,260.00
Gravel 100 ton		= $	1,500.00
1 Lift House	@ 3000.00	= $	3,000.00
1 Electric Room		= $	3,000.00
Communication Dish and phone lines		= $	1,000.00
Groomer		= $	200,000.00	**
Lease Track Hoe		= $	16,000.00	***
MRM Labor HRS 7 men@ $14.00 hr / 40 hr wks for 150 days		= $	78,400.00
X 15% contingency		= $	141,518.97
TOTAL		= $	1,323,719.78

*                      New trail will be approximately 3000ft in length

•           Length of new lift 2006 ft., 255ft. in elevation

•           With the addition of approximately 16 acres this will take an additional Groomer

GRAND TOTAL	= $	2,022,523.83

*                      Electric cable wires up 15% due to market change

**               Not included in contingency

***        Additional excavating expense